Exhibit 1.1

EXECUTION VERSION

DISTRIBUTION AGREEMENT

by and among

The Royal Bank of Scotland plc,

The Royal Bank of Scotland Group plc

and

RBS Securities Inc.

September 20, 2010

September 20, 2010
To the Purchasing Agent listed on
the signature page hereto and
each person that shall have
become an Agent as provided herein.

The Royal Bank of Scotland plc, a limited liability company incorporated in Scotland with registered number SC090312 (the “Company”), proposes to issue and sell from time to time in the manner contemplated by this Agreement its Royal Bank of Scotland plc Retail Corporate Notes, due nine months or more from date of issue (the “Notes”).  The Notes are to be issued pursuant to an amended and restated indenture (the “Senior Indenture”) dated as of August 13, 2010, among the Company, as issuer, The Royal Bank of Scotland Group plc, as guarantor (the “Guarantor”), and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Original Trustee”).  The Senior Indenture has been supplemented by a second supplemental indenture dated as of September 20, 2010 (the “Second Supplemental Indenture”) among the Company, the Guarantor, the Original Trustee, the Trustee (as defined below) and the Securities Administrator (as defined below) (together with the Senior Indenture, and as further amended or supplemented from time to time, the “Indenture”).  The Notes will be “Senior Debt Securities,” as defined in the Indenture, and will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by the Guarantor, as set forth in the Indenture, pursuant to which the Guarantor will guarantee the obligations of the Company under the Notes.  Pursuant to the Second Supplemental Indenture (and as permitted by Section 6.15 and 9.01(l) of the Senior Indenture), the Company and the Guarantor have appointed Wilmington Trust Company (the “Trustee”) to act as Trustee for certain of the Senior Debt Securities, including the Notes.  Pursuant to an administration agreement dated as of September 20, 2010 (the “Administration Agreement”), the Trustee has appointed Citibank, N.A (the “Securities Administrator”) to act for the Trustee as provided for in the Administration Agreement, the Indenture and this Distribution Agreement.  The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Distribution Agreement (the “Agreement”), the Company and the Guarantor hereby (1) appoint you as their agent (the “Purchasing Agent”) for the purpose of soliciting offers to purchase the Notes and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and (2) agree that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof among the Company, the Guarantor and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents (as defined below) or dealers (the “Selected Dealers”), each of whom will purchase as principal.  The Company and the Guarantor reserve the right to appoint additional agents (each, an “Agent,” and together with the Purchasing Agent, the “Agents”) for the purpose of soliciting offers to purchase the Notes, which agency shall be on an on-going basis or a one-time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit E, and delivery to the Company of addresses for notice hereunder and under the Administrative Procedures.  After the time an Agent is appointed, the Company shall deliver to the Agent copies of the documents delivered to other Agents on the date hereof under Sections II(c), II(d) and II(e) and, if such appointment is on an ongoing basis, Sections VII(b), VII(c) and VII(d) hereof.

SECTION I. Introduction.

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “SEC”) a registration statement (File Nos. 333-162219, 333-162219-01), including a prospectus, relating to the Notes and the Guarantee that became automatically effective under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement, including the exhibits thereto, as amended, is hereinafter referred to as the “Registration Statement.”  The Issuer and the Guarantor have filed with the SEC pursuant to Rule 424 under the Securities Act, a prospectus dated May 18, 2010 that describes certain terms of the Notes and Guarantee, which is hereinafter referred to as the “Base Prospectus.”  The Company and the Guarantor have filed with the SEC pursuant to Rule 424 under the Securities Act, a supplement dated September 20, 2010 to the Base Prospectus that describes certain terms of the Notes and the Guarantee, which is hereinafter referred to as the “Prospectus Supplement.”  The term “Preliminary Prospectus” means the Base Prospectus, together with the Prospectus Supplement and any preliminary Pricing Supplement (as defined herein) specifically relating to a particular offering of Notes and the Guarantee as filed with, or transmitted for filing to, the SEC pursuant to Rule 424 under the Securities Act.  The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement and the final Pricing Supplement or supplements specifically relating to a particular offering of Notes and the Guarantee, as filed with, or transmitted for filing to, the SEC pursuant to Rule 424. As used herein, the terms “Base Prospectus,” “Prospectus Supplement,” “Preliminary Prospectus,” “Disclosure Package” (as defined herein) and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act.  The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the “Trust Indenture Act”).  All references in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION II. Conditions of Obligations.

The obligations of the Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of each Representation Date (as defined herein), to the accuracy of the statements of the Company’s and the Guarantor’s officers made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of its obligations hereunder and to the following additional conditions.

(a)   No Stop Order; No Objection from the Financial Industry Regulatory Authority, Inc. (“FINRA”).  On each Representation Date (as defined herein):

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(i)  No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the SEC, and the Company shall not have received from the SEC any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Notes are duly registered in the manner contemplated by such Rule 401(g)(2) to the satisfaction of the Agents prior to the applicable Settlement Date).

(ii)  If an affiliate (as defined in the applicable FINRA rule) of the Company or the Guarantor is participating in any offering of the Notes, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Agents.

(b)   Pricing Supplement.  Prior to the applicable Settlement Date, (i) the Company and the Guarantor shall have filed the applicable Pricing Supplement (as defined herein) with the SEC in the manner and within the time period required by Rule 424(b) under the Securities Act and (ii) the final term sheet (if required by Section III(f) below) and any other Company Free Writing Prospectus (as defined herein) required to be filed by the Company and the Guarantor with respect to the applicable Notes pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b).

(c)   Legal Opinions and Letters.  On the date hereof, the Agents shall have received the following legal opinions and/or letters, each dated as of the date hereof:

(i)  The opinion of Dundas & Wilson CS LLP, Scottish solicitors to the Company and the Guarantor, with respect to the matters set forth in Exhibit F hereto.

(ii)  The opinion of Linklaters LLP, English Solicitors to the Company and the Guarantor, with respect to the matters set forth in Exhibit G hereto.

(iii)  The opinion and letter of Davis Polk & Wardwell LLP, counsel for the Company and the Guarantor, with respect to the matters set forth in Exhibits H and I, respectively, hereto.

(iv)  The opinion and letter of Morrison & Foerster LLP, counsel for the Agents, with respect to the matters set forth in Exhibits J and K, respectively, hereto.

(v)  The opinions of counsel described in paragraphs (c)(i) and (ii) above shall be rendered to you at the request of the Company and the Guarantor.  In addition, such opinions and the opinions and letters described in paragraphs (c)(iii) and (c)(iv) above shall expressly provide that any agent that becomes an Agent hereunder following the date hereof may rely on such opinion

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or letter, as applicable, as though it were addressed to such agent (it being understood that such opinion speaks only as of the date of such opinion).

(d)   Officer’s Certificate.  On the date hereof, the Agents shall have received a certificate of each of the Company and the Guarantor, signed by the relevant authorized signatory or signatories of each of the Company and the Guarantor, dated as of the date hereof, to the effect that each signer of such certificate has carefully examined the Registration Statement, the Base Prospectus, the Prospectus Supplement and this Agreement and is without knowledge that (i) since the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company, the Guarantor and their subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement, (ii) the representations and warranties of the Company and the Guarantor contained in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company and the Guarantor have not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the SEC and (v) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

(e)   Comfort Letter.  On the date hereof, the Guarantor’s independent auditors shall have furnished to you a letter or letters, dated as of the date hereof, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Base Prospectus and the Prospectus Supplement, as then amended or supplemented, and the Disclosure Package, provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(f)   Other Documents.  On the date hereof and on each Settlement Date (as defined herein) with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

(g)   No Material Misstatements or Omissions.  There shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal, any facts that would cause such Agent to believe that any Disclosure Package, including any Permitted Free Writing Prospectus (as defined herein), at the Initial Sale Time with respect to the Notes to be issued, included an untrue statement of a material fact or omitted to state a material fact

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necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)   No Suspension of Trading.  On each Representation Date, there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in the United Kingdom declared by UK authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the purchase of the Notes by you on the terms and in the manner contemplated in the Disclosure Package.

(i)   No Ratings Downgrade.  On each Representation Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or the Guarantor or any of the Company’s or the Guarantor’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

If any condition specified in this Section II shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this Agreement and all obligations of the Agents may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section III(i) of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section VI(c) of this Agreement, the indemnity and contribution agreements set forth in Section VIII of this Agreement, the provisions regarding notices set forth in Section X of this Agreement, the provisions concerning parties and no fiduciary duties set forth in Section XI of this Agreement, the provisions regarding governing law set forth in Section XII of this Agreement, the provisions concerning submission to jurisdiction set forth in Section XIII of this Agreement, the provisions regarding judgments expressed or paid in foreign currency set forth in Section XIV of this Agreement, and the provisions concerning payment of expenses under Section XV of this Agreement shall remain in effect.

The obligations of the Purchasing Agent to purchase Notes as principal under each Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Guarantor and the Company, taken as a whole, from that set forth in the Disclosure Package, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date.  Further, if specifically called for by any Terms Agreement to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b), (c), (d), (e) and (f) above, as

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agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (and any documents delivered pursuant to this paragraph shall address any applicable Disclosure Package).

SECTION III.  Covenants of the Company.

In further consideration of your agreements herein contained, the Company and the Guarantor each covenants as follows:

(a)   Notice of Certain Events.  The Company and the Guarantor will notify the Agents immediately of (i) any request by the SEC for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will be incorporated by reference in the Registration Statement and the Prospectus), and (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose or any notice of objection of the SEC to the use of the Registration Statement or any post effective amendment thereto pursuant to Rule 401(g) under the Securities Act.  The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)   Notice of Certain Proposed Filings.  The Company and the Guarantor will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Disclosure Package (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the Exchange Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or counsel to the Agents reasonably object.

(c)   Copies of the Registration Statement and the Prospectus and Exchange Act Filings.  The Company will deliver to the Agents without charge, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus).  The Company will furnish to the Agents as many copies of the Base Prospectus, the Prospectus Supplement and any preliminary Pricing Supplement (each as amended or supplemented) or any Company Free Writing Prospectus as the Agents shall reasonably request so long as the Agents are required to deliver a Disclosure Package in connection with sales or solicitations of offers to purchase the Notes under the Securities Act.  Upon request, the Company will furnish to the Agents a paper copy of any Annual Report on Form 20-F or Report on Form 6-K filed by the Company or the Guarantor with the SEC pursuant to the Exchange Act as soon as practicable after the filing thereof, if such

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documents are not then publicly available on a website or other electronic system maintained by the SEC.

(d)   Preparation of Pricing Supplements.  The Company and the Guarantor will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes substantially in one of the forms attached as Exhibit C or in such other form previously agreed upon by the Purchasing Agent, the Company and the Guarantor (each, a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the Securities Act (i) in preliminary form on the date such preliminary Pricing Supplement is used in connection with the solicitation of offers to purchase the Notes and (ii) in final form within the time period required by Rule 424(b).  If an Agent has advised the Company that such Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Securities Act set forth in Rule 172 under the Securities Act, and the Company and the Guarantor are unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company and the Guarantor shall each file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3) under the Securities Act.

(e)   Revisions of Prospectus – Material Changes.  Except as otherwise provided in subsection (o) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company and the Guarantor, to further amend or supplement the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Disclosure Package (other than with respect to the filing of Pricing Supplements in connection with specific offerings of Notes) in order that the applicable Disclosure Package will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such statements were made, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Disclosure Package in order to comply with the requirements of the Securities Act, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the Agent’s capacity as agent (and, if so notified, such Agent shall promptly cease such solicitation) and to cease sales of any Notes the Agent may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Base Prospectus, the Prospectus Supplement and the applicable Disclosure Package comply with such requirements.

(f)   Permitted Free Writing Prospectuses.  (i) The Company and the Guarantor each represent and agree that, unless it obtains the prior consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior written consent of the Company, the Guarantor and the Purchasing Agent, it will not make any offer relating to the Notes that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC or

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retained by the Company or the Guarantor under Rule 433 under the Securities Act.  Any such free writing prospectus consented to by the Company, the Guarantor and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Unless otherwise agreed by the Company, the Guarantor and the Purchasing Agent, the Company and the Guarantor each (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping. The Company and the Guarantor each consents to the use by the Purchasing Agent of (i) any free writing prospectus that contains only information describing the preliminary terms of the Notes or their offering (which information for purposes of this Agreement shall also constitute a Permitted Free Writing Prospectus) or (2) information permitted by Rule 134 of the Securities Act.  The prior sentence shall not limit any of the Company’s or the Guarantor’s obligations under paragraph (e) above.

(g)   Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Prospectus and the applicable Disclosure Package.

(h)   Prospectus Revisions – Periodic Financial Information.  Except as otherwise provided in subsection (o) of this Section, the Company shall furnish promptly to the Agents any interim financial statement information related to the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the SEC).

(i)   Earnings Statements.  The Guarantor will make generally available to its security holders as soon as practicable an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, on the earlier of January 1 or July 1 with respect to each sale of Notes.

(j)   Blue Sky Qualification.  The Company and the Guarantor will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents shall reasonably request and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.  The Company or the Guarantor will promptly advise the Agents of the receipt by either of them of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(k)   Exchange Act Filings.  The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the Securities Act, will each file promptly all

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documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(l)   Listing. (i) The Company will use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a “Stock Exchange”), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(ii)           So long as any Note remains outstanding and listed on a Stock Exchange, if either (A) there is a significant change affecting any matter described in the Prospectus the inclusion of which was required by applicable law, the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”), or by such Stock Exchange, or (B) a significant new matter arises the inclusion of information with respect to which would have been so required if it had arisen when the Base Prospectus, the Prospectus Supplement or the Disclosure Package was prepared, the Company will provide to the Purchasing Agent information about the change or matter, publish such supplementary Prospectus as may be required by such Stock Exchange and otherwise comply with applicable law and the Listing Rules in that regard.

(iii)           The Company will use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

(m)   Notice of Delisting.  The Company will notify the Purchasing Agent promptly in writing in the event that the Guarantor does not have a security listed on the New York Stock Exchange.

(n)   Suspension of Certain Obligations.  The Company and the Guarantor shall not be required to comply with the provisions of this Section III or the provisions of Sections VII (b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(o)   Filing Fees.  The Company agrees to pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(p)   Ratings Downgrade.  The Company or the Guarantor shall notify you promptly in writing of any downgrading that occurs on or following the date hereof, or of its receipt of any notice on or following the date hereof of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company, the Guarantor or any of their securities by any “nationally recognized

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statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

SECTION IV.  Solicitations of Offers to Purchase; Administrative Procedures.

(a)   The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Disclosure Package and upon the terms communicated to the Agents from time to time by the Company and the Purchasing Agent.  For the purpose of such solicitation, the Agents will use the Base Prospectus and the Prospectus Supplement as then amended or supplemented (together with any preliminary Pricing Supplement for a tranche of Notes, if applicable) which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction.  The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently.  The Company shall timely deliver notice to the Agents of its decision to suspend solicitations.  Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company or specified in the applicable Terms Agreement or Pricing Supplement, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000).  The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Purchasing Agent.  Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent.  The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a selling commission in an amount to be agreed between the Company and the Purchasing Agent at the time of the sale of Notes.  The actual aggregate selling commission with respect to each tranche of Notes will be set forth in the related Pricing Supplement.  The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned selling commission in such proportions as they may agree.  Subject to compliance with any applicable laws and regulations, including the rules of FINRA, any Agent or the Purchasing Agent may use all or a portion of the selling commission paid to it by the Company in connection with an offering of the Notes as contemplated by this Section IV to pay other dealers it has appointed in connection with such offering in the form of concessions, additional fees payable annually based on the amount of Notes sold by such dealer in a particular calendar year; provided that the aggregate amount of such selling commissions and additional fees paid to all dealers for an offering shall not exceed 8% of the offering proceeds from such offering.

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Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.  Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus.

(b)   Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit A (the “Procedures”), as amended from time to time.  Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder.  The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time.  The Procedures may only be amended by written agreement of the Company and the Agents.

(c)   The Company, the Purchasing Agent and each Agent acknowledge and agree that the Notes are being offered for sale in the United States only.

SECTION V.  Terms Agreement.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement substantially in one of the forms attached hereto as Exhibit B or such other form as may be agreed upon by the Company, the Guarantor and the Purchasing Agent (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent.  The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for any right of the personal representative of a noteholder to redeem Notes prior to their maturity date upon the death of the noteholder (a “Survivor’s Option”), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms.  Terms Agreements, each of which shall be substantially in one of the forms attached hereto as Exhibit B or such other form as may be agreed upon by the Company, the Guarantor and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication among the Company, the Guarantor and the Purchasing Agent.

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SECTION VI.  Representations and Warranties.

(a)   The Company and the Guarantor each represents and warrants to the Agents (i) as of the date hereof, (ii) as of the date of each Terms Agreement and each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes and each purchase by the Purchasing Agent as principal pursuant to a Terms Agreement, (iii) as of the Initial Sale Time, (iv) as of each Settlement Date, and (v) as of any time that the Company (A) amends or supplements the Registration Statement, the Base Prospectus or the Prospectus Supplement relating to the Notes (other than by filing of (1) a Pricing Supplement or (2)  a supplement or an amendment to the Base Prospectus or the Prospectus Supplement that (x) does not materially change the information about the Company or the Guarantor or their respective businesses, operations, properties or financial condition previously disclosed in the Registration Statement, Base Prospectus or Prospectus Supplement or (y) relates to an offering of securities other than the Notes) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of any document by reference into the Registration Statement, the Base Prospectus or the Prospectus Supplement relating to the Notes; (B) files an Annual Report on Form 20-F; or (C) files a report on Form 6-K containing annual or interim financial information (other than an earnings release)) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)  (A) At the time of the filing of the Registration Statement, (B) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption under Rule 163, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  At the earliest time after the Company or any Agent makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of any Notes hereunder, as of the date of each Terms Agreement and as of the date hereof, neither the Company nor the Guarantor is an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ii)  The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405.  If immediately prior to the third anniversary (the “Renewal Deadline) of the initial effective date of the Registration Statement, any of the Notes remain unsold, the Company and the Guarantor will, prior to the Renewal Deadline, file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Agents.  If the Company and the Guarantor are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantor will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Purchasing Agent, and will use their reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company and the Guarantor will take all

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other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(iii)  Neither the Company nor the Guarantor has received from the SEC any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.  If at any time when Notes remain unsold, the Company or the Guarantor receives from the SEC a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (A) promptly notify the Agents, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Agents, (C) use every reasonable effort to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Agents of such effectiveness.  The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)  (A) the Registration Statement, as amended or supplemented, the Base Prospectus, the Prospectus Supplement, each Preliminary Prospectus, each final Pricing Supplement and the Indenture comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the Exchange Act and the respective rules and regulations thereunder, (B) the Registration Statement, as amended as of any such time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) each Preliminary Prospectus and each Prospectus, as amended or supplemented as of any such time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees or (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by or on behalf of any Agent specifically for inclusion in the Registration Statement, the Preliminary Prospectus and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Agent, for purposes of this Agreement,

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consists of the information described as such in Section VIII(b) hereof (which information may appear in one or more sections of the items included in the Registration Statement, the Preliminary Prospectus or the Prospectus).

(v)  As of the Initial Sale Time with respect to each offering of Notes, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements contained in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Agent, for purposes of this Agreement, consists of the information described as such in Section VIII(b) hereof (which information may appear in one or more sections of the items included in the Disclosure Package or a Pricing Supplement).  The term “Disclosure Package” shall mean, as to any offering of Notes, (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) any preliminary Pricing Supplement, as amended or supplemented, (iv) the “issuer free writing prospectuses” as defined in Rule 433 of the Securities Act (each, a “Company Free Writing Prospectus”), if any, used in connection with such offering, and (iv) any Permitted Free Writing Prospectus.  “Initial Sale Time” means, with respect to each offering of Notes, the time after the Time of Acceptance as to such Notes and immediately prior to an Agent’s initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Agent and furnished to the Company and the Guarantor, and deemed to be part of the applicable Terms Agreement.

(vi)  Each Company Free Writing Prospectus related to an offering of Notes, when considered together with the Disclosure Package, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time following issuance of a Company Free Writing Prospectus relating to an offering of Notes there occurs an event or development as a result of which such Company Free Writing Prospectus, when considered together with the Disclosure Package, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor will promptly notify the Agents so that any use of such Company Free Writing Prospectus may cease until it is amended or supplemented.  The foregoing two sentences do not apply to statements in or omissions from any Company Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Agent, for purposes of this Agreement, consists of the information described as such in Section VIII(b) hereof.

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(vii)  The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and, when read together with the other information in the Prospectus and the Disclosure Package, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)  The Company and the Guarantor have not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus.

(ix)  The Company and the Guarantor have been duly incorporated in Scotland as public limited companies and are validly registered under the law of Scotland, are not in liquidation, and have the corporate power and authority under such law to conduct their respective businesses as described in the Prospectus and/or the Prospectus Supplement.

(x)  Each subsidiary of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing or the failure to have such power and authority would not have a material adverse effect on the Company, the Guarantor and their subsidiaries, taken as a whole.

(xi)  Each of this Agreement and any applicable Terms Agreement  has been duly authorized, executed and delivered by the Company and the Guarantor.

(xii)  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a valid and binding agreement of each of the Company and the Guarantor, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

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(xiii)  The forms of Note and Guarantee have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, (i) the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and (ii) the Guarantee will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, in each case enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(xiv)  The execution and delivery by the Company and the Guarantor of this Agreement, the Notes, the Indenture and any applicable Terms Agreement, and the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, has not contravened and will not contravene any provision of applicable law or the articles of association of either the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor that is material to the Company, the Guarantor and their subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may already have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(xv)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Company and the Guarantor, taken as a whole, from that set forth in the Disclosure Package and the Prospectus.

(xvi)  There are no legal or governmental proceedings pending or, to the Company’s or the Guarantor’s knowledge, threatened to which the Company or the Guarantor is a party or to which any of the properties of the Company or the Guarantor are subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Preliminary Prospectus

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or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Preliminary Prospectus.

(xvii)  Each of the Company and the Guarantor have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Disclosure Package and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company or the Guarantor, taken as a whole.

(xviii)  Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xix)  Immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company or the Guarantor.

(b)   Additional Certifications.  Any certificate signed by the relevant authorized signatory or signatories of the Company or the Guarantor and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company or the Guarantor, as applicable, to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

(c)   Representations, Warranties, Covenants and Agreements.  All representations, warranties, covenants and agreements of the Company and the Guarantor contained in this Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION VII.  Additional Covenants of the Company and the Guarantor.

(a)   Reaffirmation of Representations and Warranties.  Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such

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representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Disclosure Package and the Prospectus, each as amended and supplemented to each such time and to the Disclosure Package at the Initial Sale Time relating thereto in respect of such Notes).

(b)   Subsequent Delivery of Certificates.  Each time:

(i)  the Guarantor files with the SEC an Annual Report on Form 20-F or any Report on Form 6-K containing annual or interim financial information; or

(ii)  after the Registration Statement, any Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), in each case to the extent required pursuant to the applicable Terms Agreement, the Company and the Guarantor shall each furnish or cause to be furnished forthwith to the Agents a certificate of the Company or the Guarantor (as applicable), signed by the relevant authorized signatory or signatories of the Company or the Guarantor (as applicable) dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section II(d) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(d), modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Subsequent Delivery of Legal Opinions.  Each time:

(i)  the Guarantor files with the SEC an Annual Report on Form 20-F or any Report on Form 6-K containing annual or interim financial information; or

(ii)  after the Registration Statement, any Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), in each case to the extent required pursuant to the applicable Terms Agreement, the Company and the Guarantor shall furnish or cause to be furnished forthwith to the Agents

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the written letter referred to in Section II(c)(iii), and the Purchasing Agent shall request the written letter referred to in Section II(c)(iv), each dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as such opinions, but modified, as necessary, to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions).

(d)   Subsequent Delivery of Comfort Letters.  Each time:

(i)  the Guarantor files with the SEC an Annual Report on Form 20-F or any Report on Form 6-K containing annual or interim financial information; or

(ii)  after the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 5 of Form F-3 under the Securities Act, in each case to the extent required pursuant to the applicable Terms Agreement, the Company and the Guarantor shall cause the Guarantor’s independent auditors forthwith to furnish the Agents a letter (which may refer to letters previously delivered to the Agents), dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section II(e) hereof but modified to relate to the Registration Statement, the Disclosure Package and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor or the Company; provided, however, that if the Registration Statement, the Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Guarantor’s independent auditors may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.  If any other information included therein is of an accounting, financial or statistical nature, the Agents may request procedures be performed with respect to such other information.  If the Guarantor’s independent auditors are willing to perform and report on the requested procedures, such letter should cover such other information.  Any letter required to be provided by the Guarantor’s independent auditors pursuant to this Section VII(d) shall be provided within a reasonable time of the request or on the date specified in an applicable Terms Agreement.

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SECTION VIII.  Indemnification.

(a)   Indemnification of the Agents.  The Company and the Guarantor agree to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Agent specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees.  The indemnity agreement set forth in this Section VIII(a) will be in addition to any liability which the Company and the Guarantor may otherwise have.

(b)   Indemnification of the Company, its Directors and Officers.  Each Agent severally agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Agent, but, with respect to the indemnity provided in paragraph (b), only with reference to written information relating to such Agent furnished to the Company or the Guarantor by or on behalf of such Agent specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof.  The Company and the Guarantor acknowledge that (i) the name of any Agents on the cover page of the Prospectus Supplement and in any Pricing Supplement, (ii) the sentences relating to concessions “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement, (iii) the paragraph related to stabilization and syndicate covering transactions in the Prospectus under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement, and (iv) as to any Company Free Writing Prospectus, any statements specifically

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identified by an Agent to the Company or the Guarantor in writing prior to the distribution of such document, constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof.  The indemnity agreement set forth in this Section VIII(b) will be in addition to any liabilities the Agents may otherwise have.

(c)   Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraphs (a) and (b) of this Section VIII except to the extent, if any, that such failure materially prejudices the indemnifying party.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Agents in the case of paragraph (a), representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)   Settlements and Contributions.  To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) and (b) of this Section VIII is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company and the Guarantor on the grounds of policy or otherwise, the Company, the Guarantor and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Guarantor and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the

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percentage that the total selling commission received by such Agent bears to the total public offering price of Notes to the date of such liability, and the Company and the Guarantor are responsible for the balance.  However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company, the Guarantor and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Guarantor and one or more of the Agents may be subject in such proportion to reflect the relative fault of the Company and the Guarantor on the one hand and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or such Agent, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company, the Guarantor and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  Notwithstanding anything to the contrary contained herein, (i) in no case shall an Agent be responsible for any amount in excess of the selling commission received by such Agent in connection with the Notes sold by it from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section VIII, each person who controls any Agent within the meaning of the Securities Act shall have the same rights to contribution as such Agent, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor, shall have the same rights to contribution as the Company and the Guarantor, respectively, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

SECTION IX.  Termination.

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof.  This Agreement may be terminated at any time either by the Company and the Guarantor on the one hand or by the Purchasing Agent on the other hand upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not

22

require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section III(i), Section VI(c), Section VIII, Section X, Section XI, Section XII, Section XIII, Section XIV and Section XV hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, all the provisions herein shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company and the Guarantor only for out-of-pocket accountable expenses actually incurred by such Agent, and the Company and the Guarantor shall remain responsible for such other expenses set forth in Section XV.

SECTION X.  Notices.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), electronic mail (confirmed in writing by telephone within 48 hours of transmission) or registered mail to such Agent at its address, facsimile number or electronic mail address (as applicable) set forth on Annex A hereto and if to the Company or the Guarantor shall be sufficient in all respects if delivered or sent by facsimile transmission (confirmed in writing) or registered mail to such party at the address, facsimile number or electronic mail address (as applicable) specified below.  All such notices shall be effective on receipt.

If to the Company or the Guarantor:

RBS Gogarburn
PO Box 1000
Edinburgh, EH12 1HQ
United Kingdom
Attention: Group Secretariat
Fax: 0044 (0) 131-3081

In either case, with copies to:

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Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Daniel N. Budofsky, Esq.
Telephone: (212) 450-4907
Fax: (212) 701-5907
Email: daniel.budofsky@davispolk.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

SECTION XI.  No Fiduciary Duties, Parties.

This Agreement shall be binding upon the Agents, the Company and the Guarantor, and inure solely to the benefit of the Agents, the Company and the Guarantor, and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

The Company and the Guarantor acknowledge and agree that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related selling commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Agents, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company, the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company or the Guarantor on other matters) and no Agent has any obligation to the Company or the Guarantor with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the several Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantor and the several Agents, or any of them, with respect to the subject matter hereof.  The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the several Agents with respect to any breach or alleged breach of fiduciary duty.

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SECTION XII.  Governing Law.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

SECTION XIII.  Submission to Jurisdiction.

The Company and the Guarantor agree that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any New York Court, and, to the fullest extent permitted by law, waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Company and the Guarantor have appointed John Fawcett, Chief Financial Officer, Citizens Financial the Guarantor, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as their authorized agent (the “Authorized Agent”) upon which process may be instituted in any New York Court by any Agent and each of the Company and the Guarantor expressly accept the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Company and the Guarantor and such appointment shall have been accepted by such successor authorized agent. The Company and the Guarantor each represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Company and the Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Guarantor shall be deemed, in every respect, effective service of process upon the Company and the Guarantor.

SECTION XIV.  Judgment Currency.

The Company and the Guarantor, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor, on the one hand, and the Agents, on the other hand, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

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SECTION XV.  Expenses.

The Company or the Guarantor, as applicable, will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of any Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company’s counsel and accountants, of the Trustee and the Securities Administrator and their counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section III(j), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, and (viii) the fees and disbursements of Morrison & Foerster LLP.

SECTION XVI.  Miscellaneous.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Ron Huggett
	Name:	Ron Huggett
	Title:	Authorized Signatory

By:	/s/ John Cummins
	Name:	John Cummins
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND GROUP plc

By:	/s/ Ron Huggett
	Name:	Ron Huggett
	Title:	Authorized Signatory

By:	/s/ John Cummins
	Name:	John Cummins
	Title:	Authorized Signatory

Confirmed and accepted
as of the date first above written:

RBS SECURITIES INC.

By:	/s/ Jamie MacLean
	Name:	Jamie MacLean
	Title:	Director

[Signature Page to Distribution Agreement]

ANNEX A

AGENT CONTACT INFORMATION

RBS Securities Inc.
600 Washington Boulevard
Stamford, CT  06901
Att: Paul Immerman
Phone: (203) 897-6439
Fax: (203) 873-3747
Email: Paul.Immerman@rbs.com

With copies to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Anna T. Pinedo, Esq.
Telephone: (212) 468-8179
Fax: (212) 468-7900
Email: apinedo@mofo.com

EXHIBIT A

The Royal Bank of Scotland plc

RETAIL CORPORATE NOTES

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

Retail Corporate Notes, due from nine months or more from date of issue (the “Notes”), are offered on a continuing basis by The Royal Bank of Scotland plc (the “Company”). The Notes will be offered by RBS Securities Inc. (the “Purchasing Agent”) and any other agents that are named from time to time (collectively, the “Agents”), pursuant to a Distribution Agreement among the Company, The Royal Bank of Scotland Group plc (the “Guarantor”) and the Agents dated September 20, 2010 (the “Distribution Agreement”) and one or more terms agreements substantially in one of the forms attached to the Distribution Agreement as Exhibit B or such other form as may be agreed upon by the Company, the Guarantor and the Purchasing Agent (each, a “Terms Agreement”).  The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Distribution Agreement as Exhibit D.  The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes.  The Notes have been registered with the Securities and Exchange Commission (the “SEC”).  The Notes are to be issued pursuant to an amended and restated indenture (the “Senior Indenture”) dated as of August 13, 2010, among the Company, as issuer, The Guarantor, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Original Trustee”).  The Senior Indenture has been supplemented by a second supplemental indenture dated as of September 20, 2010 (the “Second Supplemental Indenture”) among the Company, the Guarantor, the Original Trustee, the Trustee (as defined below) and the Securities Administrator (as defined below) (together with the Senior Indenture, and as further amended or supplemented from time to time, the “Indenture”).  The Notes will be “Senior Debt Securities,” as defined in the Indenture, and will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by the Guarantor, as set forth in the Indenture, pursuant to which the Guarantor will guarantee the obligations of the Company under the Notes.  Pursuant to the Second Supplemental Indenture (and as permitted by Section 6.15 and 9.01(l) of the Senior Indenture), the Company and the Guarantor have appointed Wilmington Trust Company (the “Trustee”) to act as Trustee for the Notes.  Pursuant to an administration agreement dated as of September 20, 2010 (the “Administration Agreement”), the Company, the Guarantor and the Trustee have appointed Citibank, N.A (the “Securities Administrator”) to act as authenticating agent, registrar, paying agent and transfer agent with respect to the Notes under the Indenture, unless the Company appoints a different entity for those roles.

Each tranche of Notes will be issued in book-entry only form and will be represented by one or more Master Notes (as defined herein) held by the Securities Administrator, as custodian for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC.  Each tranche of Notes will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Distribution Agreement).  Owners of beneficial interests in a Master Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by the Securities Administrator.  The Company will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein.  To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Distribution Agreement or the Prospectus, the Disclosure Package (as defined in the Distribution Agreement), and the Pricing Supplement (the Pricing Supplement, the Base Prospectus and the Prospectus Supplement together referred to herein as the “Prospectus”) the relevant provisions of the Notes, the Indenture, the Distribution Agreement, the Disclosure Package and the Prospectus shall control.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Distribution Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Securities Administrator will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Securities Administrator to DTC, dated September 20, 2010, and a Medium-Term Note Certificate Agreement between the Securities Administrator and DTC (the “Certificate Agreement”) dated October 31, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).  The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Securities Administrator and the Purchasing Agent.

Maturities:
Each Note will mature on a date (the “Maturity Date”) not less than nine months after the original issue date for such Note.  Notes will mature on any date selected by the Purchasing Agent and agreed to by the Company.  “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Notes will be represented by one or more master registered global notes (each, a “Master Note”). Each Master Note will be dated the date of its authentication by the Securities Administrator.

Each Note will have an original issue date (the “Issue Date”).  The Issue Date shall remain the same for all Notes of the same tranche subsequently issued upon transfer, exchange or substitution of an original Note.

For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification:
The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), a block of CUSIP numbers for future assignment to the Notes.  The Company will provide or has provided the Purchasing Agent, DTC and the Securities Administrator with a list of such CUSIP numbers.  On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to the Notes.  The Company will reserve additional CUSIP numbers when necessary for assignment to the Notes and will provide the Purchasing Agent, the Securities Administrator and DTC with the list of additional CUSIP numbers so obtained.

Registration:
Unless otherwise specified by DTC, each Master Note will be in fully registered form only without coupons.  Each Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Securities Administrator.  The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants.  The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
Transfers of beneficial ownership interests in a Master Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such beneficial ownership interests.  Transfers, exchanges, redemptions or repayments will be reflected promptly in each Master Note by appropriate notations in Schedule 1 to such Master Note by the Securities Administrator.

Denominations:
Unless otherwise agreed by the Company or specified in the applicable Terms Agreement and/or Pricing Supplement, Notes will be denominated in U.S. dollars and issued in denominations of $1,000 or more (and in multiples of $1,000 in excess of $1,000).  DTC entries representing the Notes will be in principal amounts not in excess of $500,000,000 or any other limit set by DTC (the “Permitted Amount”).  If a tranche of Notes has an aggregate principal amount in excess of the Permitted Amount, each DTC book entry for that series will be in the Permitted Amount, or lesser amount representing the remaining principal amount for such tranche of Notes.  If, as a result of a new issuance of Notes, the aggregate principal amount of Notes represented by a Master Note would have exceeded $500,000,000, an additional Master Note will be issued to represent such excess principal amount.

Issue Price:
Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Disclosure Package and the Prospectus relating to such Note.

Interest:
General.  Each Note will bear interest in accordance with its terms.  Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.  Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity.

Each pending deposit message described under Settlement Procedure “C” below will be routed to S&P, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by S&P.

Each Note will bear interest from, and including, its Issue Date at the rate set forth thereon and in the applicable Disclosure Package and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note.  Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option (as defined in the Distribution Agreement)). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, interest or other amounts payable required to be made on a Note on a day which is not a Business Day (other than the Maturity Date) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment.  However, in the case of a Note that bears interest at a floating-rate (each, a “Floating-Rate Note”) that is based on the London interbank offered rate (“LIBOR”), if an applicable Interest Payment Date is not a Business Day and the next succeeding Business Day occurs in the next calendar month, then the Interest Payment Date shall be the immediately proceeding Business Day.  If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue on such payment for the period from and after such Maturity Date.  The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Interest Payment Dates for Notes that bear interest at a fixed-rate of interest (each, a “Fixed-Rate Note”) will be as follows: (a) for monthly interest payments, the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued; (b) for quarterly interest payments, the fifteenth day of each third calendar month, commencing in the third succeeding calendar month following the month in which the Note is issued; (c) for semi-annual interest payments, the fifteenth day of each sixth calendar month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; and (d) for annual interest payments, the fifteenth day of every twelfth calendar month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

Interest Payments Dates for a Floating-Rate Note with interest that resets daily, weekly or monthly shall be a date that occurs in each calendar month, as specified in the applicable Pricing Supplement.  In the case of a Floating-Rate Note with interest that resets quarterly, the Interest Payment Date shall be a date that occurs in each third calendar month, as specified in the applicable Pricing Supplement.  In the case of a Floating-Rate Note with interest that resets semi-annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs in each of the two calendar months specified in the applicable Pricing Supplement.  In the case of a Floating-Rate Note with interest that resets annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs in the calendar month of each year specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note shall be the first day of the calendar month in which such Interest Payment Date occurs, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.  Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating-Rate Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

The Company also may issue notes with elements of each of the Fixed-Rate Notes and Floating-Rate Notes described above. We refer to these notes as “Fixed-to-Floating Rate Notes.”  For example, the Company may issue a Note that bears interest at a fixed-rate for some periods and at a floating-rate in others. The rate for the floating-rate period(s) on a Fixed-to-Floating Rate Note will be set, calculated and paid in the same manner as for Floating-Rate Notes, as described below. Any references to or discussion of Floating-Rate Notes also applies to the floating-rate period(s) of Fixed-to-Floating Rate Notes.

Calculation of Interest:
Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on the Fixed-Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating-Rate Note will be calculated by reference to the specified interest rate basis or formula, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Disclosure Package and Pricing Supplement.  The “Spread” is the number of basis points specified by the Company on the Floating-Rate Note to be added to or subtracted from the base rate.  The “Spread Multiplier” is the percentage specified by the Company on the Floating-Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

Accrued interest on Floating-Rate Notes is calculated by multiplying the principal amount of a Note by an accrued interest factor.  This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise indicated in the applicable Disclosure Package and Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

(a)           for Floating-Rate Notes based on the federal funds rate, LIBOR, the prime rate, or any other floating-rate other than the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

(b)           for Floating-Rate Notes based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on Floating-Rate Notes will be rounded to the nearest cent with one-half cent being rounded upward.  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation with respect to a Floating-Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

Business Day:
“Business Day” means, with respect to any place where the payment of interest or principal is required, except as may otherwise be provided in the Master Note, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law or executive order to close.

Payments of Principal and Interest:
Payments of Principal and Interest.  Seven days prior to the first and 15th calendar days of each month, the Securities Administrator will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts.  DTC will confirm the amount payable on each Note on such Interest Payment Date by reference to the daily bond reports published by S&P.  On such Interest Payment Date, the Company will pay to the Securities Administrator, and the Securities Administrator in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date.  Seven days prior to the first and 15th calendar days of each month, the Securities Administrator will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month.  The Securities Administrator, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Note on or about the fifth Business Day preceding the Maturity Date of such Note.  On the Maturity Date, the Company will pay to the Securities Administrator, and the Securities Administrator in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business

Day and no interest shall accrue on such payment for the period from and after such Maturity Date.

Manner of Payment.  The total amount of any principal, premium, if any, and interest due on any Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Securities Administrator in immediately available funds on such date.  The Company will make such payment on such Notes to an account specified by the Securities Administrator.  Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Securities Administrator will make payment to DTC in accordance with existing arrangements between DTC and the Securities Administrator, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Note on such date.  On each Interest Payment Date (other than on the Maturity Date) the Securities Administrator will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Securities Administrator and DTC.  Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Note as are recorded in the book-entry system maintained by DTC.  Neither the Company nor the Securities Administrator shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by DTC, the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:
The Company and the Agents will discuss, from time to time, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents.  If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Securities Administrator of said assignment by telephone and/or by fax or other form of electronic transmission.  The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:
In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting.  The Company shall furnish copies of the Prospectus (including any preliminary Pricing Supplement) to the Agents for delivery in connection with soliciting orders, and file such preliminary Pricing Supplement with the SEC in accordance with Rule 424(b) under the Securities Act.  Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:
The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Date”), (i) complete, execute and deliver to the Company and the Guarantor a Terms Agreement that sets forth, among other things, the amount of each series that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:
Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part.  Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone, email or facsimile of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.  No order for less than the minimum denomination of the Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part.  The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:
If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in one of the forms attached to the Distribution Agreement as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent) reflecting the terms of such Note and will file such Pricing Supplement with the SEC in accordance with Rule 424(b) under the Securities Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or fax to the Purchasing Agent and the Securities Administrator by 4:00 p.m. (New York City Time) on the applicable Trade Date.  The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or fax or overnight express (for delivery by the close of business on the applicable Trade Date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Securities Administrator at the following applicable address:

if to RBS Securities Inc., to:

RBS Securities Inc.
600 Washington Boulevard
Stamford, CT  06901
Attention: Paul Immerman
Telephone: (203) 897-6439
Fax: (203) 873-3747
Email: Paul.Immerman@rbs.com

and if to the Securities Administrator, to:

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: Global Transaction Services – RBS PLC Retail Corporate Note Program
Telephone: (212) 657-4523
Fax: (212) 657-1020

For record keeping purposes, one copy of each preliminary and final Pricing Supplement, as so filed, shall also be mailed or faxed to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Anna T. Pinedo, Esq.
Telephone: (212) 468-8179
Fax (212) 468-7900
Email: apinedo@mofo.com

and to:

RBS Securities Inc.
600 Washington Boulevard
Stamford, CT  06901
Attention: Paul Immerman
Telephone: (203) 897-6439
Fax: (203) 873-3747
Email: Paul.Immerman@rbs.com

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Distribution Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

Outdated Pricing Supplements and the Prospectus(es) to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:
Subject to “Suspension of Solicitation; Amendment or Supplement” below and unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Agents or Selected Dealers will deliver a Prospectus and final Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the final Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:
The receipt of immediately available funds by the Company in payment for Notes and the issuance of such Notes through the facilities of DTC shall constitute “Settlement” with respect to such Note.  All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Securities Administrator on the date issuance instructions are given.

Settlement Procedures:
In the event of a purchase of Notes by any Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into among such Agent, the Company and the Guarantor pursuant to the Distribution Agreement.  Settlement Procedures with regard to each Note purchased by an Agent, as principal, shall be as follows:

A.
After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

1.	Issue Price and principal amount of the purchase;

2.	(a)	Fixed-Rate Notes:
		(i)	Interest Rate,
		(ii)	Interest Payment Dates,
		(iii)	Regular Record Dates, and
		(iv)	Day Count Basis;

	(b)	Floating-Rate Notes:
		(i)	Interest Rate Base,
		(ii)	Initial Interest Rate,
		(iii)	Spread and/or Spread Multiplier, if any,
		(iv)	Interest Reset Dates,
		(v)	Interest Reset Period,
		(vi)	Interest Payment Dates,
		(vii)	Regular Record Dates,
		(viii)	Index Maturity,
		(ix)	Maximum and Minimum Interest Rates, if any
		(x)	Calculation Agent, and
		(xi)	Day Count Basis;

3.	Price to Public;

4.	Trade Date and original Issue Date;

5.	Settlement Date;

6.	Maturity Date;

7.	Purchasing Agent’s selling commission determined pursuant to Section IV(a) of the Distribution Agreement;

8.	Net proceeds to the Company;

9.	If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

10.	Whether the Note has a Survivor’s Option;

11.	If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

12.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Note;

13.	If a Note is to be listed on a stock exchange, the name of such exchange;

14.	If a Note has a minimum denomination other than $1,000, such other minimum denomination; and

15.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will confirm the previously assigned CUSIP number to the Note and then advise the Securities Administrator and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by fax or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Securities Administrator and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Master Note representing such Note, will conform with the terms of the Indenture; and (iii) upon delivery of such Note through the facilities of DTC, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The Company will prepare a final Pricing Supplement and deliver copies to the Agents and the Securities Administrator.

C.	The Securities Administrator will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Securities Administrator and the Purchasing Agent.

	3.	Identification of the Note as a Fixed-Rate Note or a Floating-Rate Note.

4.
The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Securities Administrator, acting as calculation agent).

	5.	The CUSIP number of such Notes.

D.	DTC will credit such Note to the participant account of the Securities Administrator maintained by DTC.

E.	The Securities Administrator will maintain possession of the applicable Master Note representing such Note as custodian for DTC, as well as copies of each Pricing Supplement. The Securities Administrator will update Schedule 1 to such Master Note based on the information received in accordance with Settlement Procedure “A” and the terms set forth in the applicable Pricing Supplement.

F.	The Securities Administrator will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Securities Administrator’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Securities Administrator maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s selling commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Securities Administrator to DTC that (a) such Note has been issued through the facilities of DTC and (b) the Securities Administrator is holding the Master Note pursuant to its arrangements and agreements with DTC.

G.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon selling commission so credited to their accounts.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I.	The Securities Administrator will credit to an account of the Company maintained at JPMorgan Chase Bank, N.A., New York, funds available for immediate use in an amount equal to the amount credited to the Securities Administrator’s DTC participant account in accordance with Settlement Procedure “F”.

J.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a notice stating that such sale was made pursuant to a registration statement, not later than two business days after the Settlement Date.

K.	Each Business Day, the Securities Administrator will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Securities Administrator but which have not yet been settled.

Settlement Procedures Timetable:
In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into among the Purchasing Agent, the Company and the Guarantor pursuant to the Distribution Agreement.

Settlement Procedures “A” through “K,” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	3:00 p.m. on the Trade Date.
	B	4:00 p.m. on the Trade Date.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	11:30 a.m. on the Settlement Date.
	F-G	12:00 p.m. on the Settlement Date.
	H	3:30 p.m. on the Settlement Date.
	I-J	4:00 p.m. on the Settlement Date.
	K	Weekly or at the request of the Company.

NOTE:  Each Pricing Supplement must be filed with the SEC within the time period required by Rule 424(b) under the Securities Act.  Settlement Procedure “H” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Securities Administrator will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:
If the Securities Administrator fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “F”, the Securities Administrator may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Securities Administrator maintained at DTC.  DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes of a tranche issued or to be issued, the Securities Administrator will make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such tranche of Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes of a tranche, the remaining Notes of such tranche shall remain outstanding and retain the CUSIP number. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, the Securities Administrator will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

Procedure for Rate Changes:
Each time a decision has been reached to change rates, the Company willpromptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates.  The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation Amendment or Supplement:
Subject to the Company’s or the Guarantor’s representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes.  Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Securities Administrator whether such orders may be settled and whether copies of the Prospectus (including the final Pricing Supplement) as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the Securities Act, if available) may be delivered in connection with the settlement of such orders.  The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (including the final Pricing Supplement) (or the notice provided for in Rule 173(a) under the Securities Act, if available) may not be so delivered.

If the Company decides to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Securities Administrator with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement.  Subject to the provisions of the Distribution Agreement, the Company may file with the SEC any supplement to the Prospectus relating to the Notes.  The Company will provide the Agents and the Securities Administrator with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Securities Administrator Not to Risk Funds:
Nothing herein shall be deemed to require the Securities Administrator to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Securities Administrator to either the Company or the Agents shall be made only to the extent that funds are provided to the Securities Administrator for such purpose.

Advertising Costs:
The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes.  The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT B

TERMS AGREEMENT

Part I:  Form of Terms Agreement for Fixed-Rate Notes

The Royal Bank of Scotland plc Terms Agreement

The Royal Bank of Scotland plc
The Royal Bank of Scotland Group plc

c/o The Royal Bank of Scotland plc
RBS Gogarburn
PO Box 1000
Edinburgh, EH12 1HQ
United Kingdom

The Royal Bank of Scotland plc Retail Corporate Notes
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

The undersigned agrees to purchase the following Retail Corporate Notes

Clearing Information:  __________

The terms of such Retail Corporate Notes shall be as follows:

CUSIP Number:  __________

Aggregate Principal Amount:  __________

Public Offering Price/Issue Price (as % of par):  __________

Selling Commission:  __________

Net Proceeds to Issuer:  __________

Important Dates:

Posting Date:  __________

Trade Date:  __________

Settlement Date:  __________

Maturity Date:  __________

Interest Rate:  __________

Interest Payment Dates:  __________

First Interest Payment Date:  __________

Survivor’s Option:  Y/N

Moody’s Rating for Notes (if any):  __________

S & P Rating for Notes (if any):  __________

Redemption Provisions:  [Callable/Non-callable][Puttable/Non-puttable]

Call Dates (if applicable):  __________

Initial Sale Time:  __________

Use of Free Writing Prospectus: Y/N

[Any other terms and conditions agreed to by the Purchasing Agent, the Company and the Guarantor, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: RBS SECURITIES INC.

Accepted by:  THE ROYAL BANK OF SCOTLAND plc
          THE ROYAL BANK OF SCOTLAND GROUP plc

Part II:  Form of Terms Agreement  for Floating-Rate Notes

The Royal Bank of Scotland plc Terms Agreement

The Royal Bank of Scotland plc
The Royal Bank of Scotland Group plc

c/o The Royal Bank of Scotland plc
RBS Gogarburn
PO Box 1000
Edinburgh, EH12 1HQ
United Kingdom

The Royal Bank of Scotland plc Retail Corporate Notes
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

The undersigned agrees to purchase the following Retail Corporate Notes

Clearing Information:  __________

The terms of such Retail Corporate Notes shall be as follows:

CUSIP Number:  __________

Aggregate Principal Amount:  __________

Public Offering Price/Issue Price (as % of par):  __________

Selling Commission:  __________

Net Proceeds to Issuer:  __________

Important Dates:

Posting Date:  __________

Trade Date:  __________

Settlement Date:  __________

Maturity Date:  __________

Interest Rate Basis:  __________

Initial Interest Rate:  __________

Spread to Interest Rate Basis:  __________

Interest Payment Dates:  __________

First Interest Payment Date:  __________

Interest Reset Dates:  __________

Minimum Interest Amount (if any):  __________

Day Count Basis:  __________

Survivor’s Option:  Y/N

Moody’s Rating for Notes (if any):  __________

S & P Rating for Notes (if any):  __________

Redemption Provisions:  [Callable/Non-callable][Puttable/Non-puttable]

Call Dates (if applicable):  __________

Initial Sale Time:  __________

Calculation Agent:  __________

Use of Free Writing Prospectus: Y/N

[Any other terms and conditions agreed to by the Purchasing Agent, the Company and the Guarantor, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: RBS SECURITIES INC.
Accepted by:  THE ROYAL BANK OF SCOTLAND plc
          THE ROYAL BANK OF SCOTLAND GROUP plc

Part III:  Form of Terms Agreement  for Fixed-to-Floating Rate Notes

The Royal Bank of Scotland plc Terms Agreement

The Royal Bank of Scotland plc
The Royal Bank of Scotland Group plc

c/o The Royal Bank of Scotland plc
RBS Gogarburn
PO Box 1000
Edinburgh, EH12 1HQ
United Kingdom

The Royal Bank of Scotland plc Retail Corporate Notes
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

The undersigned agrees to purchase the following Retail Corporate Notes

Clearing Information:  __________

The terms of such Retail Corporate Notes shall be as follows:

CUSIP Number:  __________

Aggregate Principal Amount:  __________

Public Offering Price/Issue Price (as % of par):  __________

Selling Commission:  __________

Net Proceeds to Issuer:  __________

Important Dates:

Posting Date:  __________

Trade Date:  __________

Settlement Date:  __________

Maturity Date:  __________

Fixed-rate Period:  ___________

Floating-rate Period:  __________

Interest Rate for Fixed-rate Period:  __________

Interest Basis for Floating-rate Period:  __________

Initial Interest Rate:  __________

Spread to Interest Rate Basis for Floating-rate Period:  __________

Interest Payment Dates for Fixed-rate Period:  __________

Interest Payment Dates for Floating-rate Period:  __________

First Interest Payment Date:  __________

Interest Reset Dates for Floating-rate Period:  __________

Minimum Interest Amount (if any):  __________

Day Count Basis for Fixed-rate Period:  __________

Day Count Basis for Floating-rate Period:  __________

Survivor’s Option:  Y/N

Moody’s Rating for Notes (if any):  __________

S & P Rating for Notes (if any):  __________

Redemption Provisions:  [Callable/Non-callable][Puttable/Non-puttable]

Call Dates (if applicable):  __________

Initial Sale Time:  __________

Calculation Agent:  __________

Use of Free Writing Prospectus: Y/N

[Any other terms and conditions agreed to by the Purchasing Agent, the Company and the Guarantor, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: RBS SECURITIES INC.
Accepted by:  THE ROYAL BANK OF SCOTLAND plc
          THE ROYAL BANK OF SCOTLAND GROUP plc

Exhibit C

Part I:  Form of Pricing Supplement for Fixed-Rate Notes

Filed under Rule 424(b)(3), Registration Statement Nos. 333-162219, 333-162219-01
Pricing Supplement No. [●] – dated [●] (to: Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010)
CUSIP Number	Aggregate Principal Amount	Price to Public	Selling Commission	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking
[●]	$[●]	[●]%	[●]%	$[●]	FIXED	[●]%	[SEMI-ANNUAL]	[●]	[●]	$[●]	YES	SENIOR
Redemption Information: [Non-Callable][Non-Puttable] Lead Manager and Lead Agent: RBS Securities Inc. Agent[s]: [●]
The Royal Bank of Scotland plc
Offering Dates: [●] through [●]
Trade Date: [●] @ 12:00 PM ET
Settlement Date: [●]
Minimum Denomination/Increments: $1,000.00/$1,000.00
Guaranteed in full by The Royal Bank of Scotland Group plc
Initial trades settle flat and clear SDFS:  DTC Book-Entry only
[DTC Number ___ [via ___]]

If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus supplement), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Royal Bank of Scotland plc Retail Corporate Notes Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010

Part II:  Form of Pricing Supplement for Floating-Rate Notes

Filed under Rule 424(b)(3), Registration Statement Nos. 333-162219, 333-162219-01
Pricing Supplement No.  [●] – dated [●] (to: Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010)
CUSIP Number	Aggregate Principal Amount	Price to Public	Selling Commission	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking
[●]	$[●]	[●]%	[●]%	$[●]	FLOATING	[●]%	[QUARTERLY]	[●]	[●]	$[●]	YES	SENIOR
Redemption Information: [Non-Callable] [Non-Puttable] Lead Manager and Lead Agent: RBS Securities Inc. Agent[s]: [●]
The Royal Bank of Scotland plc
Offering Dates: [●] through [●]
Trade Date: [●] @ 12:00 PM ET
Settlement Date: [●]
Minimum Denomination/Increments: $1,000.00/$1,000.00
Guaranteed in full by The Royal Bank of Scotland Group plc
Initial trades settle flat and clear SDFS:  DTC Book-Entry only
[DTC Number ___ [via ___]]

If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus supplement), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Royal Bank of Scotland plc Retail Corporate Notes Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010

Part III:  Form of Pricing Supplement for Fixed-to-Floating Rate Notes

Filed under Rule 424(b)(3), Registration Statement Nos. 333-162219, 333-162219-01
Pricing Supplement No.  [●] – dated [●] (to: Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010)
CUSIP Number	Aggregate Principal Amount	Price to Public	Selling Commission	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking
[●]	$[●]	[●]%	[●]%	$[●]	FIXED-TO-FLOATING	FOR THE PERIOD FROM [●] TO AND INCLUDING [●], [●]%; THEREAFTER [●] PLUS [●]	[QUARTERLY]	[●]	[●]	$[●]	YES	SENIOR
Redemption Information: [Non-Callable] [Non-Puttable] Lead Manager and Lead Agent: RBS Securities Inc. Agent[s]: [●]
The Royal Bank of Scotland plc
Offering Dates: [●] through [●]
Trade Date: [●] @ 12:00 PM ET
Settlement Date: [●]
Minimum Denomination/Increments: $1,000.00/$1,000.00
Guaranteed in full by The Royal Bank of Scotland Group plc
Initial trades settle flat and clear SDFS:  DTC Book-Entry only
[DTC Number ___ [via ___]]

If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus supplement), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Royal Bank of Scotland plc Retail Corporate Notes Prospectus dated May 18, 2010 and Prospectus Supplement dated September 20, 2010

EXHIBIT D

Master Selected Dealer Agreement

Name and Address of B/D

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities, which you may resell to other registered broker-dealers (the “Sub-Dealers”) subject to, and on the terms and conditions, set forth herein.  This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement.  The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein RBS Securities Inc. ("RBSSI") (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable.  Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering".  In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities, and their acceptance by us and any other Underwriters may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription.  We will advise you in writing, which may be sent by fax, email, courier or other form of delivery ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. Written Communications may include, in the case of any Offering described in Section 3(a) hereof, Time of Sale Information (as defined below) and, in the case of an Offering described in Section 3(b) hereof, an offering circular. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision.  Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. We reserve the right to reject any acceptance in whole or in part.  Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day's prior notice to you, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of RBS Securities Inc., against delivery of the Securities.  If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities.  Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Representations, Warranties and Agreements. You agree to the following representations and warranties on your behalf as well as on behalf of each Sub-Dealer to whom you sell or transfer the Securities from time to time:

(a) Registered Offerings.  In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), the following terms should have the following meaning.  The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering.  The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act.  The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by the issuer of the relevant Securities in connection with the Offering of the Securities that has been filed with the Securities & Exchange Commission (the “Commission”)  in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you by RBSSI.  “Time of Sale Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, relating to the Offering of Securities.

In connection with any Registered Offering, we shall provide you with, or otherwise make available (electronically or by other means), such number of copies of the Time of Sale Information and of the Prospectus (other than in each case information incorporated by reference therein) as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder.  You represent and warrant that you are familiar with Rule 173 under the Securities Act and agree that you will comply therewith.  You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities, (including without limitation any free writing prospectus and any information furnished by any issuer of the Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than: (a) any Preliminary Prospectus or Prospectus; (b) any Permitted Free Writing Prospectus; or (c) any communications that comply with Rule 134 or Rule 135 of the Securities Act. You represent that the Time of Sale Information has been conveyed to each person to whom you sell or deliver Securities prior to entering into a contract of sale with such person.  You agree to make a record of your distribution of the Time of Sale Information related to each Offering.  When furnished with copies of any revised Preliminary Prospectus or Permitted Free Writing Prospectus or a new Permitted Free Writing Prospectus revising or supplementing the terms of the Preliminary Prospectus or a previous Permitted Free

Writing Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus or Permitted Free Writing Prospectus prior to entering into any contract of sale with such person.  You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the Time of Sale Information in connection with the sale of such Securities.

(b) Offerings Pursuant to Offering Circular.  In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an "Exempted Securities Offering"), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request.  You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.  You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us.  You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public.  With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public.  After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers.  The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance".  With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price.  If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession.  If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by NASD Rule 2740(c) of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (f/k/a the National Association of Securities Dealers, Inc. (the "NASD")) and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in FINRA, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities.  You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance.  You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession.  If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

(e) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business.  In addition, you further represent and warrant that you are either (i) a member in good standing of FINRA, (ii) a foreign bank, broker-dealer or institution not eligible for membership in FINRA which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with NASD Rule 2790, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank").  You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of NASD Rule 2740, (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provision of NASD Rules 2730, 2740 and 2750 and (b) with NASD Rule 2420 as that Rule applies to a non-FINRA member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an FINRA member, with the provision of NASD Rules 2730, 2740 and 2750.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

(f) Relationship among Underwriters and Selected Dealers.  We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance.  You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise.  Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering.  Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another.  If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.  You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service.  In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(g) Blue Sky Laws.  Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

(h) Compliance with Law.  You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering, including but not limited to NASD Rule 2310, New York Stock Exchange Rule 405, NASD Notice – to- Members 03-71 and any other laws, rules or regulations regarding suitability or diligence of accounts.  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(i)  Registration of the Securities.  You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering.  Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale.  Neither the issuer of the Securities nor RBSSI or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions.  You further agree that you will take no action that will impose any obligations on the issuer of the Securities, RBSSI, or any Selected Dealers or Underwriters.  Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request.  You are  not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities.  In the case of an Exempted Securities Offering, all references to "Prospectus" in this section shall be interpreted to mean "offering circular."

(j)  Electronic Media.  You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the Federal Securities laws (including, but not limited to, Release 33-7856 (May 4, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice-to-Members 98-3 (January 1998) (collectively, the “Electronic Media Releases”) concerning delivery of documents by broker dealers through electronic media.  You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to investors in connection with a Registered Offering.   You further agree that, unless you inform us in writing to the contrary with respect to a specific Registered Offering, you have the capability to deliver all Time of Sale Information to investors in electronic format in compliance with the Electronic Media Releases and the Securities Act, and that you intend to, and will, deliver all Time of Sale Information in electronic format rather than printed format.

(k)  Structured Products.  You agree that you are familiar with NASD Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products and you agree to comply with the requirements therein.  Without limiting the generality of the foregoing, you agree that in selling Securities in connection with any Offering that may be deemed structured products (as defined in such NASD Notice), you determine accounts eligible to purchase the Securities, perform a reasonable-basis suitability determination and a customer-specific suitability determination, supervise and maintain a supervisory control system, and train associated persons.

(l)  New Products.  You agree to comply with NASD Notice-to-Members 05-26 recommending best practices for reviewing new products (which agreement shall also be for the benefit of any issuer of the Securities).

(m)  U. S. Patriot Act/Office of Foreign Asset Control (OFAC).  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.

(n)  Cease and Desist Proceedings.  You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(o) Sub-Dealers Representations and Warranties.  You will cause each Sub-Dealer to comply with each of the representations, warranties and agreements you are making to us under this Agreement as if such representation, warranty and agreement were made to us by each Sub-Dealer instead of you.

(p) Any Securities issued, sold or distributed pursuant to this Agreement may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents in Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

4.           Indemnification.  You severally and on behalf of each Sub-Dealer agree to indemnify and hold harmless RBSSI, the issuer of the Securities and any Underwriter and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) RBSSI  or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  Such firm shall be designated in writing by the indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Paragraph 4 is not permitted by applicable law or is otherwise unavailable to an indemnified party or insufficient in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and of the indemnifying party on the other in connection with the breach which resulted in such Losses, as well as any other relevant equitable considerations.

The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of:  (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf its officers or directors or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

5. Termination, Supplements and Amendments.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof.  This Agreement may be terminated by Written Communication from you to RBSSI or from RBSSI to you.  Until so terminated, this Agreement shall continue in full force and effect.  This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment.  Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented.  The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

6.           Successors and Assigns.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them, provided that no assignment by the Select Dealer shall be effective unless and until it is approved in writing by RBSSI.

7. Governing Law.  This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

8. Headings and References.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) acknowledgment that you have requested and received from us sufficient copies of the Time of Sale Information and prospectus or final offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

RBS Securities Inc.

By:
Name:
Title:

CONFIRMED:                , 20___

Name of BD firm

By:
Name:
Title:

Compliance Questionnaire

Name and Address of B/D

Ladies and Gentlemen:

We are completing this questionnaire in connection with our execution of the Master Selected Dealer Agreement, dated as of __________, 20___ between RBS Securities Inc. and us.

1.  We have appropriateness policies in place which we apply to all securities, notes or products in which we deal.  Appropriateness policies require a dealer to assess each security, note or product it is marketing with respect to the complexity of such product and as to what type of investor such product is suited.

□ Yes                      □ No

2. We have suitability policies in place, which are applicable to all of our clients.  Suitability policies require a dealer to review whether a specified security, note or product is suitable to be sold to any specific investor based on such investors’ degree of sophistication, as well as such investors’ investment needs and philosophy.

□ Yes                      □ No

3.  We have an internal system process or procedure that is designed to explain new and/or structured products to our sales force.

□ Yes                      □ No

4.  Some of our clients have “options qualified” accounts and we make an assessment of each new product as to whether it should be sold only to customers with options qualified accounts.

□ Yes                      □ No

Name of BD Firm

By:
Name:
Title:

EXHIBIT E

[Date]

[Name and Address of Agent]

Re:           [The Royal Bank of Scotland plc Retail Corporate Notes (the “Notes”)][Issuance of U.S. [$]_________________ Retail Corporate Notes by Royal Bank of Scotland plc Due _____________, Sold on _____________, for Settlement on _____________ (the “Notes”)]

Dear __________:

The Distribution Agreement dated September 20, 2010 (the “Agreement”), among The Royal Bank of Scotland plc (the “Issuer”), The Royal Bank of Scotland Group plc (the “Guarantor”) and RBS Securities Inc., provides for the issue and sale by the Issuer of the Notes.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, the Issuer hereby appoints you as Agent (as such term is defined in the Agreement) [on an on-going basis in connection with the purchase of the Notes][in connection with the purchase of the Notes, but only for this one transaction].  Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Notes or other termination of this transaction].  Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference.  Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date.  This action will confirm your appointment and your acceptance and agreement to act as Agent [on an on-going basis in connection with the purchase of the Notes][in connection with the issue and sale of the Notes] under the terms and conditions of the Agreement.

Very truly yours,

AGREED AND ACCEPTED

ROYAL BANK OF SCOTLAND plc By:____________________ Name:__________________ Title:__________________	[Name of Agent] By:_____________________ Name:___________________ Title:___________________

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EXHIBIT F

FORM OF OPINION OF DUNDAS & WILSON CS LLP

(A)  The Company and the Guarantor have been duly incorporated in Scotland as limited liability companies and are validly registered under the law of Scotland, are not in liquidation, and have the corporate power and authority under such law to conduct their respective businesses as described in the Prospectus and/or the Prospectus Supplement.

(B)  The Notes (in global or definitive form) (when executed by the Company in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Company and (upon their issuance, authentication and delivery in accordance with the terms of the Distribution Agreement, any Terms Agreement and the Indenture) will have been duly issued and delivered, and they will constitute legal, valid and binding obligations of the Company enforceable against the Company in the Scottish courts.

(C)  The Guarantee (upon endorsement on the Notes in accordance with the terms of the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Guarantor, and (upon execution, authentication, issue and delivery of the Notes in accordance with the terms of the Distribution Agreement, any Terms Agreement and the Indenture) the obligations on the part of the Guarantor under the Guarantee will constitute legal, valid and binding obligations of Guarantor enforceable against the Guarantor in the Scottish courts.

(D)  The creation and issuance of the Guarantee and the Notes, and the execution, delivery and performance by the Company and the Guarantor of the Distribution Agreement, any applicable Terms Agreement, the Administration Agreement and the Indenture, is within the corporate power of the Company and the Guarantor, and has been duly authorised by all necessary corporate action on the part of the Company and the Guarantor, and, insofar as Scots law governs the formalities of execution and delivery thereof, each of the Distribution Agreement, the Indenture, the Administration Agreement, the Guarantee and the master registered global note representing the Notes (collectively, the “Documents” and each, a “Document”) has been duly executed and delivered by the Company and the Guarantor.

(E)  The obligations on the part of the Company and the Guarantor under the Documents are, and the obligations on the part of the Company and the Guarantor under any Terms Agreement will, on execution and delivery of the same, be, legal, valid and binding obligations of the Company and the Guarantor (as the case may be) enforceable against the Company and the Guarantor (as the case may be) in the Scottish courts.

(F)  No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together "consents"), except such consents as may be required under statutory provisions (other than the Companies Act 2006 as it applies to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by either of the Company or the Guarantor, as a result of being a

Scottish registered company, for the execution, issue and delivery of the Notes and the Guarantee.

(G)  Neither the execution, delivery and performance by the Company or the Guarantor of the Distribution Agreement, any Terms Agreement, the Administrative Agreement and the Indenture, nor the execution, issue and delivery of the Notes and the Guarantee, will of itself result in any violation in any material respect of:

(1)  the Memorandum or Articles of Association of the Company or the Guarantor; or

(2)  any existing applicable mandatory provision of Scots law or regulation; or

(3)  any existing judgment, order or decree of any Scottish court.

(H)  The Agents would under current practice of the Scottish courts (assuming the effect of Section XIII of the Distribution Agreement is not to prorogate the exclusive jurisdiction of the courts in the Borough of Manhattan, City and State of New York (the “New York Courts”) be permitted to commence proceedings in the Scottish courts for enforcement of the Distribution Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company and/or the Guarantor remain domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Distribution Agreement and the Indenture would be upheld as a valid choice of law by that court.

(I)  The submission by each of the Company and the Guarantor in Section XIII of the Distribution Agreement and Section 1.14 of the Senior Indenture to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by each of the Company and the Guarantor under Section XIII of the Distribution Agreement and Section 1.14 of the Senior Indenture of an agent for service, would be upheld by the Scottish courts as valid and effective.

(J)  In relation to the Distribution Agreement, the Indenture, the Administrative Agreement, the Guarantee, any Note and any Terms Agreement, which are expressed to be governed by the law of the State of New York as their governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree conform under common law in the Court of Session in Scotland, assuming that (A) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (B) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (C) enforcement of the judgment is not contrary to Scottish public policy.

(K)  Each holder of a Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Notes or the Guarantee), entitled to sue as claimant in the Scottish courts for the enforcement of its rights against the Company or the Guarantor, as applicable, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

EXHIBIT G

FORM OF OPINION OF LINKLATERS LLP

Subject to the qualifications and assumptions contained therein and assuming that the Company and Guarantor are resident in the United Kingdom for the purposes of United Kingdom taxation:

(A)  A search of the Financial Services Authority website indicates that the Company is an institution authorised by the Financial Services Authority under the Financial Services and Markets Act of 2000 (the “FSMA”) to accept deposits in the United Kingdom. It is not necessary for the Company or the Guarantor, either to ensure the validity of the Notes, the Guarantee, the Indenture, the Administration Agreement or the Distribution Agreement or to ensure compliance by the Agents with any mandatory provision of English law, for the Company or the Guarantor to obtain any other authorisation, approval, consent, order or permission of, or to effect any filing, recording or registration with, any public authority or governmental agency in England or other authorisation from any regulatory authority, government department or court in England (other than any approvals, consents, orders, permissions, filings, recordings, registrations or authorisations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland (as to which such counsel understands the Agents are relying upon an opinion of Dundas & Wilson CS LLP)) in respect of the execution, delivery or performance of the Notes, the Indenture, the Administration Agreement or the Distribution Agreement.

(B)  There are no registration, filing or similar formalities imposed in the United Kingdom upon the Company, the Guarantor or the Agents in relation to the issue or offering of the Notes or the issue of the Guarantee by the Guarantor or the performance by the Company and the Guarantor of their respective obligations under them, provided that no public offer by the Company, the Guarantor or the Agents (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of FSMA.

(C)  Assuming that the Notes do not carry and have not carried a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, the statements in the Prospectus Supplement under the section headed “Taxation in The United Kingdom”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue & Customs’ practice relevant to the issue of the Notes, if any, fairly and accurately summarise the matters referred to therein.

(D)  No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable by the Agents on the creation, issue or delivery of the Notes by the Company which comprise loan capital falling within the exemption in Section 79(4) and not within Sections 79(5) or (6) of the Finance Act 1986. Furthermore, even if the above exemption does not apply, there will nevertheless be no such United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes payable by the Agents provided that (i) such Agents are not persons falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 and (ii) any other person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 to whom the Notes are issued or delivered does not seek to pass on the cost of any charge to United Kingdom stamp duty, stamp duty reserve tax or other issue or documentary taxes falling on them to the Agents.

(E)  No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes should be payable in the United Kingdom on the creation, issue or delivery by, or on behalf of, the Company of any Notes in registered form which comprise loan capital falling within Section 79(4) and not within Sections 79(5) and (6) of the Finance Act 1986, or on the execution and delivery of the Distribution Agreement or the consummation of the transactions contemplated thereby in respect of such Notes.  No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable in the United Kingdom on the execution, issue or delivery of the Guarantee, provided the Notes comprise loan capital falling within Section 79(4) and not within Sections 79(5) and (6) of the Finance Act 1986.

(F)  No United Kingdom value added tax will be payable by the Agents in respect of their selling commissions under the Distribution Agreement.

(G)  Payments of interest by the Company in respect of the Notes may be made without withholding taxes or duties in the United Kingdom provided that the Company is and continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the Notes is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007 or the Notes are listed on a “recognised stock exchange” within the meaning of section 1005 of the ITA 2007 at the time of the payment.  The main market of the New York Stock Exchange is a “recognised stock exchange” for purposes of Section 1005 of the ITA 2007.

(H)  If and when a valid cause of action which is enforceable against the Company or the Guarantor by a holder of a Note in the English courts arises under the Notes or the Guarantee, each holder of such a Note may, in certain limited circumstances as set out in, and subject always to the terms of the Indenture, bring a claim on the basis of such cause of action as a claimant in the English courts for the enforcement of its rights against the Company or the Guarantor, as applicable. A claim on the basis of such cause of action will not be subject to any material procedural rules which are not applicable to claims made by residents of England, save that an English court may take into account when considering the procedural rules and/or legal principles in relation to security for costs and/or forum non conveniens the residency or domicile of a claimant, any submission to the jurisdiction of another court and any pending proceedings in another court.

(I)  Neither the execution and delivery of the Distribution Agreement, the Indenture and the Administrative Agreement by the Company or the Guarantor, nor the compliance by the Company or the Guarantor with their respective obligations under the Distribution Agreement, the Indenture or the Administrative Agreement will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company or the Guarantor, or (B) any covenant of either the Company or the Guarantor (other than any financial or similar covenant) contained in any of the following documents:

(1)  Trust Deed dated 11 December 1985 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$350,000,000 undated floating rate primary capital notes;

(2)  First Supplemental Trust Deed dated 1 March 1993 between the Company, the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £150,000,000 10½% subordinated bonds 2013;

(3)  Second Supplemental Trust Deed dated 12 August 1993 between the Company, the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 9½% undated subordinated bonds;

(4)  Trust Deed dated 10 June 2002 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting €1,250,001,000 fixed/floating rate callable subordinated notes due 2042;

(5)  Trust Deed dated 5 December 2002 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$750,001,000 fixed rate callable subordinated notes due 2042;

(6)  Trust Deed dated 21 May 2003 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$850,001,000 fixed/floating rate callable subordinated notes due 2043;

(7)  Trust Deed dated 10 December 2003 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$650,001,000 fixed/floating rate callable subordinated notes due 2043;

(8)  Trust Deed dated 24 August 2004 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$950,001,000 fixed/floating rate callable subordinated notes due 2044;

(9)  Trust Deed dated 24 August 2004 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting U.S.$550,001,000 floating rate callable subordinated notes due 2044, as supplemented by a supplemental Trust Deed dated 27 September 2004 constituting an additional U.S.$450,001,000 floating rate callable subordinated notes due 2044;

(10)  Trust Deed dated 12 December 2005 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting €500,001,000 fixed/floating rate callable subordinated notes due 2046;

(11)  Trust Deed dated 8 December 2006 between the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting £400,001,000 fixed/floating rate callable subordinated notes due 2047; and

(12)  Trust Deed dated 4 October 2007 between the Guarantor and BNY Corporate Trustee Services Limited constituting U.S.$1,600,000,000 6.990 per cent. fixed/floating rate preferred capital securities.

For the purposes of the opinion contained in paragraph (I) above such counsel has interpreted the effect of the Distribution Agreement, the Indenture, the Administration Agreement and the Notes as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

EXHIBIT H

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

The Registration Statement became effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act upon the filing of the Registration Statement with the SEC or before the date hereof pursuant to Rule 462(e).

Based upon the foregoing:

1.
Assuming each of the Senior Indenture and the Second Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Scots law is concerned, each of the Senior Indenture and the Second Supplemental Indenture has been duly executed and delivered by the Company and the Guarantor, and the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.
Assuming the Notes have been duly authorized by the Company insofar as Scots law is concerned and, when the applicable Master Note has been executed and authenticated in accordance with the provisions of the Indenture and the Notes have been established in conformity with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and the Notes will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

3.
Assuming the Notes have been duly authorized by the Company and the Guarantee to be endorsed on each Master Note by the Guarantor has been duly authorized insofar as Scots law is concerned and, when the applicable Master Note (and the Guarantee to be endorsed thereon) has been executed and authenticated in accordance with the provisions of the Indenture and the Notes have been established in conformity with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Guarantees will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.
Assuming that the Distribution Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Scots law is concerned, the Distribution Agreement has been duly executed and delivered by the Company and the Guarantor.

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5.
Assuming the Administration Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Scots law is concerned, the Administration Agreement has been duly executed and delivered by the Company and the Guarantor, and the Administration Agreement is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.
Except as disclosed in the Prospectus, the execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, the Distribution Agreement, the Indenture, the Administration Agreement, the Notes and the Guarantees (collectively, the “Documents”) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that such counsel expresses no opinion as to federal or state securities laws.

8.
No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company or the Guarantor of their respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which such counsel expresses no opinion and except that no opinion is expressed herein with respect to whether the purchase of any Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any laws similar to those provisions.

Such counsel has considered the statements included in the Base Prospectus under the captions “Description of Debt Securities” and “Plan of Distribution (Conflicts of Interest)” and the statements included in the Prospectus Supplement under the captions “Description of Notes” and “Plan of Distribution (Conflicts of Interest)” insofar as they summarize provisions of the Documents. In such counsel’s opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “United States Federal Income Taxation,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

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EXHIBIT I

FORM OF LETTER OF DAVIS POLK & WARDWELL LLP

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.
the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder; and

2.	nothing has come to such counsel’s attention that causes it to believe that, insofar as relevant to the offering of the Notes:

a.
the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.
the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to the Agents, such counsel not been called to pass upon, and such counsel expresses no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.  It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Securities Act is financial data.

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EXHIBIT J

FORM OF OPINION OF MORRISON & FOERSTER LLP

1.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the SEC not earlier than three years prior to the Distribution Agreement; the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act, and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the SEC to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best of such counsel’s knowledge, threatened by the SEC.

2.  The Registration Statement and the Prospectus and each amendment thereof or supplement thereto, comply as to form in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the Trust Indenture Act (except as to (i) the financial statements, supporting schedules, footnotes and other financial and statistical information included therein or incorporated by reference therein, and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act, as to which such counsel expresses no opinion).

3.  The Indenture conforms and, when the Notes have been established in conformity with the provisions of the Indenture and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will conform in all material respects to the descriptions thereof contained under the heading “Description of Notes” in the Prospectus Supplement.

4.  The Indenture has been duly qualified under the Trust Indenture Act.

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EXHIBIT K

FORM OF LETTER OF MORRISON & FOERSTER LLP

(1) In the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and schedules and other financial and statistical data and any Form T-1 included or incorporated by reference therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus Supplement as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Morrison & Foerster LLP may state that their opinion and belief are based upon their participation in the preparation of the Prospectus Supplement and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

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